Exhibit 99.1

FOR IMMEDIATE RELEASE	CONTACT:	Ware Grove
Chief Financial Officer
-or-
Lori Novickis
Director, Corporate Relations
CBIZ, Inc.
Cleveland, Ohio
(216) 447-9000

CBIZ REPORTS 2013 FOURTH-QUARTER AND YEAR-END RESULTS

FOURTH-QUARTER REVENUE UP 10.2%; FULL YEAR UP 10.5%

FOURTH-QUARTER SAME-UNIT REVENUE GROWS 2.5%; FULL YEAR UP 2.4%

FULL-YEAR DILUTED EPS FROM CONTINUING OPERATIONS UP 24.4% VS. 2013 (NORMALIZED)

Cleveland, Ohio (February 11, 2014)—CBIZ, Inc. (NYSE: CBZ) today announced results for the fourth quarter and year ended December 31, 2013.

For the fourth quarter, CBIZ reported revenue of $149.8 million, an increase of $13.8 million, or 10.2%, over the $136.0 million reported for the fourth quarter of 2012. Same-unit revenue increased by $3.4 million, or 2.5% for the fourth quarter of 2013, compared with the same period a year ago. Newly acquired operations contributed $10.4 million to revenue in the 2013 fourth quarter. CBIZ reported a net loss from continuing operations of $3.2 million, or ($0.07) per diluted share in the 2013 fourth quarter, compared with net loss of $1.4 million, or ($0.03) per diluted share reported in the fourth quarter of 2012. Fourth-quarter results reported for 2012 included a non-recurring favorable legal settlement reflected in other income that impacted diluted earnings per share by $0.02.

CBIZ reported total revenue of $692.0 million for the full-year, an increase of $65.5 million, or 10.5%, compared with $626.5 million for the prior year. Same-unit revenue increased by $15.3 million, or 2.4%, compared with the same period a year ago. Newly acquired operations contributed $50.2 million to revenue during 2013. Net income from continuing operations was $0.51 per diluted share for the full-year 2013, compared with a normalized $0.41 per diluted share for the prior year, which excludes the after-tax gain on the sale of the Company’s Wealth Management business of $0.03 per diluted share and the impact of favorable legal settlements of $0.02 per diluted share in 2012 from the reported income from continuing operations of $0.46 per diluted share.

The sale of Company’s Medical Management Professionals (“MMP”) operations occurred on August 30, 2013. CBIZ financial data included in this release and prepared as of and for the year ended December 31, 2013, reflects the gain on sale, net of tax, and the results of MMP operations through the closing date, net of tax, as discontinued operations. Accordingly, assets and liabilities attributed to MMP operations are not included in the CBIZ financial data prepared as of December 31, 2013.

Steven L. Gerard, CBIZ Chairman and CEO stated, “We are extremely pleased to record very strong results for 2013. Organic revenue growth has improved in both our Financial and Employee Services groups. We achieved good performance from our acquired operations, and were able to expand margins. Excluding the $0.05 per diluted share of non-recurring items recorded in 2012, earnings per diluted share from continuing operations increased 24.4% in 2013 on total revenue growth of 10.5%. With the sale of MMP in August of 2013, we were able to dramatically reduce our leverage and now have greater financial flexibility to address strategic acquisition and other opportunities. We made two acquisitions in 2013, completed three acquisitions so far this year, and continue to actively evaluate a pipeline of additional acquisition candidates.”

At December 31, 2013, the outstanding balance on the Company’s $275.0 million unsecured bank line of credit was $48.5 million, compared with a balance of $208.9 million at December 31, 2012. During 2013, the Company used $20.7 million to fund acquisition-related payments, and $25.7 million to repurchase 3.85 million shares of its common stock from Westbury (Bermuda) Ltd. at a price of $6.65 per share.

Non-GAAP earnings per diluted share, which includes certain non-cash charges and credits to income from continuing operations, was $1.08 per diluted share for the year, compared with $0.92 per diluted share a year ago. A schedule reconciling non-GAAP earnings per diluted share with GAAP earnings per diluted share is attached. Adjusted EBITDA for the year ended December 31, 2013 was $75.6 million compared to $65.8 million for 2012.

Outlook for 2014: In 2014, the Company expects continued improvement in same-unit revenue growth rates, total revenue to grow within a range of 5% to 7%, and diluted earnings per share from continuing operations to grow within a range of 15% to 18% over 2013, assuming a constant share count compared with 2013. Cash flow will continue to be positive and Adjusted EBITDA is projected to increase within a range of 8% to 12% over the $75.6 million reported for 2013.

CBIZ will host a conference call at 11:00 a.m. today to discuss its results. The call will be webcast in a listen-only mode over the Internet for the media and the public, and can be accessed at www.cbiz.com. Shareholders and analysts who would like to participate in the call can register at this link: http://dpregister.com/10040525 to receive the dial-in number and unique personal identification number. Participants may register at any time, including up to and after the call start time.

CBIZ, Inc. provides professional business services that help clients better manage their finances and employees. CBIZ provides its clients with financial services including accounting, tax, financial advisory, government health care consulting, risk advisory, real estate consulting, and valuation services. Employee services include employee benefits consulting, property and casualty insurance, retirement plan consulting, payroll, life insurance, HR consulting, and executive recruitment. As one of the nation’s largest brokers of employee benefits and property and casualty insurance, and one of the largest accounting and valuation companies in the United States, the Company’s services are provided through nearly 100 Company offices in 34 states.

Forward-looking statements in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. Such risks and

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uncertainties include, but are not limited to, the Company’s ability to adequately manage and sustain its growth; the Company’s dependence on the current trend of outsourcing business services; the Company’s dependence on the services of its CEO and other key employees; competitive pricing pressures; general business and economic conditions; and changes in governmental regulation and tax laws affecting the Company’s insurance business or its business services operations. A more detailed description of such risks and uncertainties may be found in the Company’s filings with the Securities and Exchange Commission.

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CBIZ, INC.

FINANCIAL HIGHLIGHTS (UNAUDITED)

THREE MONTHS ENDED DECEMBER 31, 2013 AND 2012

(In thousands, except percentages and per share data)

	THREE MONTHS ENDED DECEMBER 31,
	2013	%	2012 (1)%

Revenue	$149,836	100.0%	$135,965	100.0%

Operating expenses (2)	147,992	98.8%	133,977	98.5%

Gross margin	1,844	1.2%	1,988	1.5%

Corporate general and administrative expenses (3)	7,821	5.2%	4,615	3.4%

Operating loss	(5,977)	-4.0%	(2,627)	-1.9%

Other income (expense):
Interest expense	(3,358)	-2.2%	(3,801)	-2.8%
Gain on sale of operations, net	7	0.0%	106	0.1%
Other income, net (4) (5)	3,203	2.1%	3,191	2.3%

Total other expense, net	(148)	-0.1%	(504)	-0.4%

Loss from continuing operations before income tax benefit	(6,125)	-4.1%	(3,131)	-2.3%

Income tax benefit	(2,897)		(1,715)

Loss from continuing operations	(3,228)	-2.2%	(1,416)	-1.0%

(Loss) income from operations of discontinued businesses, net of tax	(812)		2,604
Gain on disposal of discontinued businesses, net of tax	93		18

Net (loss) income	$(3,947)	-2.6%	$1,206	0.9%

Diluted (loss) earnings per share:
Continuing operations	$(0.07)		$(0.03)
Discontinued operations	(0.01)		0.05

Net (loss) income	$(0.08)		$0.02

Diluted weighted average common shares outstanding	46,981		48,967

Other data from continuing operations:
Adjusted EBIT (6)	$(2,774)		$564
Adjusted EBITDA (6)	$1,966		$4,825

(1)	Certain amounts in the 2012 financial data have been reclassified to conform to the current year presentation and revised to reflect the impact of discontinued operations.
(2)	Includes expense of $2,802 and $424 for the three months ended December 31, 2013 and 2012, respectively, in compensation associated with net gains from the Company’s deferred compensation plan (see note 4). Excluding this item, “operating expenses” would be $145,190 and $133,553, or 96.9% and 98.2% of revenue, for the three months ended December 31, 2013 and 2012, respectively.
(3)	Includes expense of $311 and $62 for the three months ended December 31, 2013 and 2012, respectively, in compensation associated with gains from the Company’s deferred compensation plan (see note 4). Excluding this item, “corporate general and administrative expenses” would be $7,510 and $4,553, or 5.0% and 3.3% of revenue, for the three months ended Dectember 31, 2013 and 2012, respectively.
(4)	Includes net gains of $3,113 and $486 for the three months ended December 31, 2013 and 2012, respectively, attributable to assets held in the Company’s deferred compensation plan. These net gains do not impact “loss from continuing operations before income tax benefit” as they are directly offset by compensation adjustments included in “operating expenses” and “corporate general and administrative expenses.”
(5)	For the three months ended December 31, 2013 and 2012, amount includes income of $197 and $650, respectively, related to net increases and decreases in the fair value of contingent consideration related to CBIZ’s prior acquisitions.
(6)	Adjusted EBIT represents loss from continuing operations before income taxes, interest expense, and gain on sale of operations, net. Adjusted EBITDA represents Adjusted EBIT before depreciation and amortization expense of $4,740 and $4,261 for the three months ended December 31, 2013 and 2012, respectively. The Company has included Adjusted EBIT and Adjusted EBITDA data because such data is commonly used as a performance measure by analysts and investors and as a measure of the Company’s ability to service debt. Adjusted EBIT and Adjusted EBITDA should not be regarded as an alternative or replacement to any measurement of performance or cash flow under generally accepted accounting principles.

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CBIZ, INC.

FINANCIAL HIGHLIGHTS (UNAUDITED)

TWELVE MONTHS ENDED DECEMBER 31, 2013 AND 2012

(In thousands, except percentages and per share data)

	TWELVE MONTHS ENDED DECEMBER 31,
	2013	%	2012 (1)%

Revenue	$692,033	100.0%	$626,538	100.0%

Operating expenses (2)	608,730	88.0%	555,486	88.7%

Gross margin	83,303	12.0%	71,052	11.3%

Corporate general and administrative expenses (3)	34,398	4.9%	30,210	4.8%

Operating income	48,905	7.1%	40,842	6.5%

Other income (expense):
Interest expense	(15,374)	-2.2%	(14,999)	-2.4%
Gain on sale of operations, net	79	0.0%	2,766	0.5%
Other income, net (4) (5)	7,817	1.1%	8,214	1.3%

Total other expense, net	(7,478)	-1.1%	(4,019)	-0.6%

Income from continuing operations before income tax expense	41,427	6.0%	36,823	5.9%

Income tax expense	16,438		14,071

Income from continuing operations	24,989	3.6%	22,752	3.6%

Income from operations of discontinued businesses, net of tax	2,538		8,304
Gain on disposal of discontinued businesses, net of tax	58,336		90

Net income	$85,863	12.4%	$31,146	5.0%

Diluted earnings per share:
Continuing operations	$0.51		$0.46
Discontinued operations	1.24		0.17

Net income	$1.75		$0.63

Diluted weighted average common shares outstanding	49,141		49,252

Other data from continuing operations:
Adjusted EBIT (6)	$56,722		$49,056
Adjusted EBITDA (6)	$75,606		$65,790

(1)	Certain amounts in the 2012 financial data have been reclassified to conform to the current year presentation and revised to reflect the impact of discontinued operations.
(2)	Includes expense of $7,373 and $3,762 for the twelve months ended December 31, 2013 and 2012, respectively, in compensation associated with net gains from the Company’s deferred compensation plan (see note 4). Excluding this item, “operating expenses” would be $601,357 and $551,724, or 86.9% and 88.1% of revenue, for the twelve months ended December 31, 2013 and 2012, respectively.
(3)	Includes expenses of $783 and $547 for the twelve months ended December 31, 2013 and 2012, respectively, in compensation associated with gains from the Company’s deferred compensation plan (see note 4). Excluding this item, corporate general and administrative expenses would be $33,615 and $29,663, or 4.9% and 4.7% of revenue, for the twelve months ended December 31, 2013 and 2012, respectively.
(4)	Includes net gains of $8,156 and $4,309 for the twelve months ended December 31, 2013 and 2012, respectively, attributable to assets held in the Company’s deferred compensation plan. These net gains do not impact “income from continuing operations before income tax expense” as they are directly offset by compensation adjustments included in “operating expenses” and “corporate general and administrative expenses.”
(5)	For the twelve months ended December 31, 2013 and 2012, amount includes an expense of $865 and income of $953, respectively, related to net increases and decreases in the fair value of contingent consideration related to CBIZ’s prior acquisitions.
(6)	Adjusted EBIT represents income from continuing operations before income taxes, interest expense, and gain on sale of operations, net. Adjusted EBITDA represents Adjusted EBIT before depreciation and amortization expense of $18,884 and $16,734 for the twelve months ended December 31, 2013 and 2012, respectively. The Company has included Adjusted EBIT and Adjusted EBITDA data because such data is commonly used as a performance measure by analysts and investors and as a measure of the Company’s ability to service debt. Adjusted EBIT and Adjusted EBITDA should not be regarded as an alternative or replacement to any measurement of performance or cash flow under generally accepted accounting principles.

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CBIZ, INC.

FINANCIAL HIGHLIGHTS (UNAUDITED)

(In thousands, except per share data)

SELECT SEGMENT DATA

	THREE MONTHS ENDED DECEMBER 31,		TWELVE MONTHS ENDED DECEMBER 31,
	2013	2012 (1)	2013	2012 (1)
Revenue
Financial Services	$91,645	$81,749	$456,649	$410,195
Employee Services	50,182	46,787	204,863	186,217
National Practices	8,009	7,429	30,521	30,126

Total	$149,836	$135,965	$692,033	$626,538

Gross Margin
Financial Services	$(3,729)	$(3,315)	$60,673	$52,817
Employee Services	9,031	8,037	36,167	30,906
National Practices	862	941	2,932	3,413
Operating expenses - unallocated (2):
Other	(1,518)	(3,251)	(9,096)	(12,321)
Deferred compensation	(2,802)	(424)	(7,373)	(3,763)

Total	$1,844	$1,988	$83,303	$71,052

(1)	Certain amounts in the 2012 financial data have been reclassified to conform to the current year presentation and revised to reflect the impact of discontinued operations.
(2)	Represents operating expenses not directly allocated to individual businesses, including stock-based compensation, consolidation and integration charges and certain advertising expenses. “Operating expenses - unallocated” also include gains or losses attributable to the assets held in the Company’s deferred compensation plan. These gains or losses do not impact “income from continuing operations before income tax expense” as they are directly offset by the same adjustment to “other income, net” in the consolidated statements of comprehensive income. Gains or losses recognized from adjustments to the fair value of the assets held in the deferred compensation plan are recorded as compensation expense in “operating expenses” and as income or expense in “other income, net.”

NON-GAAP EARNINGS AND PER SHARE DATA

Reconciliation of Income (Loss) from Continuing Operations to Non-GAAP Earnings from Continuing Operations (3)

	THREE MONTHS ENDED DECEMBER 31,
	2013	Per Share	2012 (1)	Per Share

Loss from Continuing Operations	$(3,228)	$(0.07)	$(1,416)	$(0.03)

Selected non-cash items:
Amortization	3,495	0.07	3,100	0.06
Depreciation	1,245	0.02	1,161	0.02
Non-cash interest on convertible notes	736	0.02	684	0.02
Stock-based compensation	1,381	0.03	1,512	0.03
Adjustment to contingent earnouts	(197)	—	(650)	(0.01)

Non-cash items	6,660	0.14	5,807	0.12

Non-GAAP earnings - Continuing Operations	$3,432	$0.07	$4,391	$0.09

	TWELVE MONTHS ENDED DECEMBER 31,
	2013	Per Share	2012 (1)	Per Share

Income from Continuing Operations	$24,989	$0.51	$22,752	$0.46

Adjustment for gain on sale of operations	—	—	(1,547)	(0.03)

Selected non-cash items:
Amortization	14,056	0.29	11,983	0.24
Depreciation (4)	4,828	0.10	4,751	0.10
Non-cash interest on convertible notes	2,840	0.06	2,638	0.05
Stock-based compensation	5,655	0.11	5,888	0.12
Adjustment to contingent earnouts	865	0.01	(953)	(0.02)

Non-cash items	28,244	0.57	24,307	0.49

Non-GAAP earnings - Continuing Operations	$53,233	$1.08	$45,512	$0.92

(3)	The Company believes Non-GAAP earnings and Non-GAAP earnings per diluted share more clearly illustrate the impact of certain non-cash charges and credits to “(loss) income from continuing operations” and are a useful measure for the Company and its analysts. Non-GAAP earnings is defined as (loss) income from continuing operations excluding: depreciation and amortization, non-cash interest expense, non-cash stock-based compensation expense, and adjustments to the fair value of contingent consideration related to prior acquisitions. Non-GAAP earnings per diluted share is calculated by dividing Non-GAAP earnings by the number of weighted average diluted common shares outstanding for the period indicated. Non-GAAP earnings and Non-GAAP earnings per diluted share should not be regarded as a replacement or alternative to any measurement of performance under generally accepted accounting principles.
(4)	Capital spending was $6.2 million and $2.6 million for the twelve months ended December 31, 2013 and 2012, respectively.

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CBIZ, INC.

FINANCIAL HIGHLIGHTS (UNAUDITED)

(In thousands, except percentages and ratios)

SELECT BALANCE SHEET DATA AND RATIOS

	DECEMBER 31,	DECEMBER 31,
	2013	2012 (1)
Cash and cash equivalents	$771	$899
Restricted cash	$22,112	$19,627
Accounts receivable, net	$143,107	$134,979
Assets of discontinued operations	$1,092	$105,126
Current assets before funds held for clients	$186,086	$279,427
Funds held for clients - current and non-current	$164,389	$154,447
Goodwill and other intangible assets, net	$469,083	$469,571

Total assets	$897,458	$970,191

Notes payable - current	$1,602	$5,464
Liabilities of discontinued operations	$370	$14,181
Current liabilities before client fund obligations	$103,103	$118,980
Client fund obligations	$164,311	$154,119
Notes payable - long-term	$—	$1,222
Convertible notes - non-current	$125,256	$122,416
Bank debt	$48,500	$208,900

Total liabilities	$523,012	$674,959

Treasury stock	$(397,548)	$(371,080)

Total stockholders’ equity	$374,446	$295,232

Debt to equity (2)	46.8%	114.5%
Days sales outstanding (DSO) - continuing operations (3)	74	76

Shares outstanding	48,964	50,365
Basic weighted average common shares outstanding	48,632	49,002
Diluted weighted average common shares outstanding	49,141	49,252

(1)	Certain amounts in the 2012 financial data have been reclassified to conform to the current year presentation and revised to reflect the impact of adjustments to purchase price accounting related to 2012 acquisitions and of discontinued operations.
(2)	Ratio is convertible notes, bank debt and notes payable divided by total stockholders’ equity.
(3)	DSO is provided for continuing operations and represents accounts receivable, net and unbilled revenue (net of realization adjustments) at the end of the period, divided by trailing twelve month daily revenue. The Company has included DSO data because such data is commonly used as a performance measure by analysts and investors and as a measure of the Company’s ability to collect on receivables in a timely manner. DSO should not be regarded as an alternative or replacement to any measurement of performance under generally accepted accounting principles.

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